Novocure Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Company Update

Full year 2024 net revenues of $605 million and fourth quarter net revenues of $161 million

Optune Lua® received FDA approval for the treatment of metastatic non-small cell lung cancer, commercial rollout underway in the U.S.

Phase 3 PANOVA-3 trial met primary endpoint, demonstrating statistically significant improvement in overall survival for patients with unresectable, locally advanced pancreatic cancer

BAAR, Switzerland – Novocure (NASDAQ: NVCR) today reported financial results for the quarter and full year ended December 31, 2024. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields (TTFields).

“Entering 2024, our team was focused on three objectives – grow our core business treating glioblastoma, launch in non-small cell lung cancer, and deliver on the promise of our clinical pipeline. I am proud to say we have successfully achieved all three goals,” said Ashley Cordova, CEO Novocure. “2025 is a defining year for Novocure as we enter a new era with a multi-indication platform propelled by positive Phase 3 data in three indications – one FDA-approved and two advancing toward regulatory submission. We believe we are positioned to transform patient outcomes across multiple high-need oncology indications.”

Financial updates for the fourth quarter and full year ended December 31, 2024:
•Total net revenues for the year were $605.2 million, an increase of 19% year-over-year, primarily driven by continued launch success in France for Optune Gio® for glioblastoma (GBM) and improved approval rates in the U.S., which are now reflected in our revenue baseline. 2025 net revenue growth is expected to reflect growth in Optune Gio active patients. As the GBM business reaches maturity we expect to continue to grow at a low mid-single digit rate this year.
•Total net revenues for the quarter were $161.3 million, an increase of 21% year-over-year.
◦The U.S., Germany, France and Japan contributed $107.2 million, $17.4 million, $15.7 million and $8.5 million in quarterly net revenues, respectively, with our other active markets contributing $10.4 million.
◦Revenue in Greater China from Novocure’s partnership with Zai Lab totaled $2.0 million.
◦Improved approval rates in the U.S. resulted in $8.3 million of increased net revenue from prior period claims during the quarter, which we believe should not be considered in our 2025 baseline. This is in addition to the $14.0 million of increased revenue from prior period claims disclosed through the third quarter.

•Gross margin for the quarter was 79%. In 2025, we expect our gross margins will be impacted by current and future product enhancements, such as the U.S. launch of our Head Flexible Electrode (HFE) arrays for use with Optune Gio, and the launch of Optune Lua in metastatic non-small cell lung cancer (NSCLC). Our current analysis of the global tariff environment leads us to believe there should not be a material impact to margins in the short term and we are actively working to mitigate any potential impacts in the medium-to-long term.
•Research, development and clinical studies expenses for the quarter were $51.2 million, a decrease of 6% from the same period in 2023. Clinical trial expenses can fluctuate quarter-to-quarter depending on the number of clinical trials actively underway, amount of clinical research organization services delivered and clinical materials procured.
•Sales and marketing expenses for the quarter were $67.4 million, an increase of 14% from the same period in 2023. This primarily reflects the expansion of our NSCLC sales force as we launch in this new indication.
•General and administrative expenses for the quarter were $72.5 million, an increase of 84% from the same period in 2023. This was primarily driven by $36.1 million in one-time stock-based compensation expenses related to U.S. Food and Drug Administration (FDA) approval of our metastatic NSCLC indication.
•Net loss for the quarter was $65.9 million with loss per share of $0.61.
•Adjusted EBITDA* for the quarter was $2.6 million, an increase of $34.1 million from the same period in 2023. This increase was primarily driven by revenue growth and operational efficiencies.
•Cash, cash equivalents and short-term investments were $959.9 million as of December 31, 2024.
Operational updates for the fourth quarter ended December 31, 2024:
•As of December 31, 2024, there were 4,126 total active patients on TTFields therapy globally.
•1,520 Optune Gio prescriptions for the treatment of GBM were received in the quarter, consistent with the same period in 2023. The U.S., Germany, France and Japan contributed 897; 190; 194 and 109 prescriptions, respectively, with the remaining 130 prescriptions contributed by other active markets.
•As of December 31, 2024, there were 4,077 active Optune Gio patients on therapy. The U.S., Germany, France and Japan contributed 2,161; 564; 426 and 420 Optune Gio active patients, respectively, with the remaining 506 active patients contributed by other active markets.
•On October 15, 2024, Optune Lua was approved by the U.S. FDA for the treatment of metastatic NSCLC concurrently with PD-1/PD-L1 inhibitors or docetaxel, in adults who have progressed on or after a platinum-based regimen. Between approval and year end, 52 Optune Lua prescriptions were received for metastatic NSCLC.
•As of December 31, 2024, there were 20 active metastatic NSCLC patients on Optune Lua and 29 active malignant pleural mesothelioma (MPM) patients on Optune Lua.

•Beginning in Q1 2026, Novocure intends to stop reporting new prescriptions received in period and will provide active patients on TTFields therapy by indication and by material market as the key operating statistics.

Fourth quarter and recent updates and achievements:
•In October 2024, the FDA granted Breakthrough Device designation for the use of TTFields therapy for the treatment of brain metastases from NSCLC. Breakthrough Device designation provides more frequent, faster and interactive access to the FDA review team and senior management during the review process, priority review of marketing applications upon filing, and expedited review of pre-Premarket Approval Application (PMA) manufacturing and quality systems compliance inspections.
•In October 2024, the FDA approved Novocure’s new HFE transducer arrays for use with Optune Gio for the treatment of adult patients with GBM.
•In December 2024, the company announced the Phase 3 PANOVA-3 clinical trial met its primary endpoint, demonstrating a statistically significant improvement in overall survival for patients with unresectable, locally advanced pancreatic cancer. Novocure plans to submit the full data for presentation at an upcoming medical congress.
•In December 2024, the FDA granted Breakthrough Device designation for the use of TTFields therapy for the treatment of unresectable, locally advanced pancreatic cancer.
•In January 2025, the Japanese Pharmaceuticals and Medical Devices Agency (PMDA) approved Novocure’s HFE transducer arrays for use with Optune Gio for the treatment of adult patients with GBM.

Anticipated clinical milestones:
•Data from Phase 2 PANOVA-4 clinical trial in metastatic pancreatic cancer (2026)
•Data from Phase 3 TRIDENT clinical trial in newly diagnosed GBM (2026)

Four quarter and full year 2024 financial results conference call:
Novocure will host a conference call and webcast to discuss fourth quarter and full year 2024 financial results at 8:00 a.m. EST today, Thursday, February 27, 2025. To access the conference call by phone, use the following conference call registration link,and dial-in details will be provided. To access the webcast, use the following webcast registration link.

The webcast and earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.

Novocure’s global headquarters is located in Baar, Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and X(Twitter).

*Non-GAAP Financial Measurements
We measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2025, and subsequent flings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Consolidated Statements of Operations
USD in thousands (except share and per share data)

	Three Months Ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Net revenues	$161,266	$133,784	$605,220	$509,338
Cost of revenues	33,466	32,556	137,181	128,280
Gross profit	127,800	101,228	468,039	381,058

Operating costs and expenses:
Research, development and clinical studies	51,210	54,308	209,645	223,062
Sales and marketing	67,411	59,188	239,063	226,809
General and administrative	72,483	39,448	189,827	164,057
Total operating costs and expenses	191,104	152,944	638,535	613,928

Operating income (loss)	(63,304)	(51,716)	(170,496)	(232,870)
Financial (expenses) income, net	8,098	13,182	39,334	41,130

Income (loss) before income tax	(55,206)	(38,534)	(131,162)	(191,740)
Income tax	10,716	8,545	37,465	15,303
Net income (loss)	$(65,922)	$(47,079)	$(168,627)	$(207,043)

Basic and diluted net income (loss) per ordinary share	$(0.61)	$(0.45)	$(1.56)	$(1.95)
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per share	108,474,919	106,983,693	107,834,368	106,391,178

Consolidated Balance Sheets
USD in thousands (except share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$163,767	$240,821
Short-term investments	796,106	669,795
Restricted cash	2,327	1,743
Trade receivables, net	74,226	61,221
Receivables and prepaid expenses	35,063	22,677
Inventories	35,086	38,152
Total current assets	1,106,575	1,034,409
Long-term assets:
Property and equipment, net	77,660	51,479
Field equipment, net	14,811	11,384
Right-of-use assets	27,120	34,835
Other long-term assets	14,618	14,022
Total long-term assets	134,209	111,720
Total assets	$1,240,784	$1,146,129

Consolidated Balance Sheets
USD in thousands (except share data)

	December 31,
	2024	2023
Liabilities and shareholders’ equity
Current liabilities:
Convertible note	$558,160	$—
Trade payables	$105,086	$94,391
Other payables, lease liabilities and accrued expenses	93,130	84,724
Total current liabilities	756,376	179,115
Long-term liabilities:
Convertible note	—	568,822
Senior secured credit facility, net	97,300	—
Deferred revenues	—	—
Long term leases	19,971	27,420
Employee benefit liabilities	6,940	8,258
Other long-term liabilities	18	18
Total long-term liabilities	124,229	604,518
Total liabilities	880,605	783,633
Commitments and contingencies
Shareholders’ equity:
Share capital -
Ordinary shares - No par value, Unlimited shares authorized; Issued and outstanding: 108,516,819 shares and 107,075,754 shares at December 31, 2024 and December 31, 2023 respectively;	—	—
Additional paid-in capital	1,519,809	1,353,468
Accumulated other comprehensive income (loss)	(5,500)	(5,469)
Retained earnings (accumulated deficit)	(1,154,130)	(985,503)
Total shareholders’ equity	360,179	362,496
Total liabilities and shareholders’ equity	$1,240,784	$1,146,129

Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended December 31,			Twelve months ended December 31,
	2023	2022	% Change	2023	2022	% Change
Net income (loss)	$(65,922)	$(47,079)	40%	$(168,627)	$(207,043)	(19)%
Add: Income tax	10,716	8,545	25%	$37,465	$15,303	145%
Add: Financial expenses (income), net	(8,098)	(13,182)	(39)%	$(39,334)	$(41,130)	(4)%
Add: Depreciation and amortization	3,104	2,723	14%	$11,235	$10,969	2%
EBITDA	$(60,200)	$(48,993)	23%	$(159,261)	$(221,901)	(28)%
Add: Share-based compensation	62,757	17,438	260%	$160,035	$115,608	38%
Adjusted EBITDA	$2,557	$(31,555)	(108)%	$774	$(106,293)	(101)%

Active Patients

	December 31,
	2024			2023
	CNS	Lung	Total	CNS	Lung	Total
Active patients at period end*
United States	2,161	31	2,192	2,145	17	2,162
International markets:
Germany	564	11	575	520	5	525
France	426	—	426	262	—	262
Japan	420	—	420	375	—	375
Other international	506	7	513	431	—	431
International markets - Total	1,916	18	1,934	1,588	5	1,593

	4,077	49	4,126	3,733	22	3,755

*Lung includes both active patients in non-small cell lung cancer and malignant pleural mesothelioma (MPM). Worldwide, there were 29 and 22 active MPM patients on therapy as of December 31, 2024 and 2023, respectively.

INVESTORS:
Ingrid Goldberg
investorinfo@novocure.com

MEDIA:
Catherine Falcetti
media@novocure.com

Important Safety Information

What is Optune Gio ® approved to treat?
Optune Gio is a wearable, portable, FDA-approved device indicated to treat a type of brain cancer called glioblastoma multiforme (GBM) in adult patients 22 years of age or older.

Newly diagnosed GBM
If you have newly diagnosed GBM, Optune Gio is used together with a chemotherapy called temozolomide (TMZ) if:
•Your cancer is confirmed by your healthcare professional AND
•You have had surgery to remove as much of the tumor as possible

Recurrent GBM
If your tumor has come back, Optune Gio can be used alone as an alternative to standard medical therapy if:
•You have tried surgery and radiation and they did not work or are no longer working AND
•You have tried chemotherapy and your GBM has been confirmed by your healthcare professional

Who should not use Optune Gio?
Optune Gio is not for everyone. Talk to your doctor if you have:
•An implanted medical device (programmable shunt), skull defect (missing bone with no replacement), or bullet fragment. Optune Gio has not been tested in people with implanted electronic devices, which may cause the devices not to work properly, and Optune Gio has not been tested in people with skull defects or bullet fragments, which may cause Optune Gio not to work properly
•A known sensitivity to conductive hydrogels (the gel on the arrays placed on the scalp like the ones used on EKGs). When Optune Gio comes into contact with the skin, it may cause more redness and itching or may rarely cause a life-threatening allergic reaction

Do not use Optune Gio if you are pregnant or are planning to become pregnant. It is not known if Optune Gio is safe or effective during pregnancy.

What should I know before using Optune Gio?
Optune Gio should only be used after receiving training from qualified personnel, such as your doctor, a nurse, or other medical staff who have completed a training course given by Novocure®, the maker of Optune Gio.
•Do not use any parts that did not come with the Optune Gio Treatment Kit sent to you by Novocure or given to you by your doctor
•Do not get the device or transducer arrays wet

•If you have an underlying serious skin condition on the scalp, discuss with your doctor whether this may prevent or temporarily interfere with Optune Gio treatment

What are the possible side effects of Optune Gio?
Most common side effects of Optune Gio when used together with chemotherapy (temozolomide, or TMZ) were low blood platelet count, nausea, constipation, vomiting, tiredness, scalp irritation from the device, headache, seizure, and depression. The most common side effects when using Optune Gio alone were scalp irritation (redness and itchiness) and headache. Other side effects were malaise, muscle twitching, fall and skin ulcers. Talk to your doctor if you have any of these side effects or questions.

Please visit OptuneGio.com for Instructions For Use (IFU) for complete information regarding the device’s indications, contraindications, warnings, and precautions.

Important Safety Information

What is Optune Lua ® approved to treat?
Optune Lua is a wearable, portable, FDA-approved device used together with PD-1/PD-L1 inhibitors (immunotherapy) or docetaxel. It is indicated for adult patients with metastatic non-small cell lung cancer (mNSCLC) who have progressed on or after a platinum-based regimen.

Who should not use Optune Lua?
Optune Lua for mNSCLC is not for everyone. Talk to your doctor if you have:
•An electrical implant. Use of Optune Lua together with electrical implants has not been tested and may cause the implanted device not to work properly
•A known sensitivity to gels like the gel used on electrocardiogram (ECG) stickers or transcutaneous electrical nerve stimulation (TENS) electrodes. In this case, skin contact with the gel used with Optune Lua may commonly cause increased redness and itching, and rarely may even lead to severe allergies such as a fall in blood pressure and difficulty breathing
•Do not use Optune Lua if you are pregnant or are planning to become pregnant. It is not known if Optune Lua is safe or effective during pregnancy.

What should I know before using Optune Lua?

Optune Lua should only be used after receiving training from qualified personnel, such as your doctor, a nurse, or other medical staff who have completed a training course given by Novocure®, the maker of Optune Lua.
•Do not use any parts that did not come with Optune Lua Treatment Kit sent to you by Novocure or given to you by your doctor
•Do not get the device or transducer arrays wet
•Please be aware that Optune Lua has a cord that plugs into an electrical socket. Be careful of tripping when it’s connected

•If you have an underlying serious skin condition where the transducer arrays are placed, discuss with your doctor whether this may prevent or temporarily interfere with Optune Lua treatment.

What are the possible side effects of Optune Lua?

The most common side effects of Optune Lua when used together with certain immunotherapy and chemotherapy drugs were dermatitis, pain in the muscles, bones, or joints, fatigue, anemia, alopecia (hair loss), dyspnea, nausea, cough, diarrhea, anorexia, pruritus (itching), leukopenia, pneumonia, respiratory tract infection, localized edema (swelling), rash, pain, constipation, skin ulcers, hypokalemia (low potassium levels), hypoalbuminemia (low albumin levels), hyponatremia (low sodium levels), and dysphagia (difficulty swallowing).
Other potential adverse effects associated with the use of Optune Lua include treatment related skin irritation, allergic reaction to the adhesive or to the gel, overheating of the array leading to pain and/or local skin burns, infections at site where the arrays make contact with the skin, local warmth and tingling sensation beneath the arrays, medical device site reaction, muscle twitching, and skin breakdown/skin ulcer. Talk to your doctor if you have any of these side effects or questions.

Please visit OptuneLua.com for Instructions For Use (IFU) for complete information regarding the device’s indications, contraindications, warnings, and precautions.